Exhibit 99.1

NewsRelease

TC PipeLines, LP to Present at
NAPTP Master Limited Partnership Conference

HOUSTON, Texas – May 17, 2013 – TC PipeLines, LP (NYSE: TCP) (the Partnership) will be presenting at the National Association of Publicly Traded Partnerships (NAPTP) Master Limited Partnership Investor Conference on Wednesday, May 22, 2013, in Stamford, CT starting at 1:45 p.m. ET.  Steve Becker, president of the general partner, will present an overview of the Partnership and its business outlook.

A link to the webcast and a copy of the presentation will be available at the Partnership’s Investor Center at www.tcpipelineslp.com.

TC PipeLines, LP is a Delaware master limited partnership with interests in 5,560 miles of federally regulated U.S. interstate natural gas pipelines which serve markets across the United States and Eastern Canada. This includes significant interests in Great Lakes Gas Transmission Limited Partnership and Northern Border Pipeline Company as well as 25 percent ownership interest in each of Gas Transmission Northwest LLC, and Bison Pipeline LLC. The Partnership also wholly owns North Baja Pipeline, LLC and Tuscarora Gas Transmission Company. The Partnership is managed by its general partner, TC PipeLines GP, Inc., an indirect wholly-owned subsidiary of TransCanada Corporation (NYSE: TRP). TC PipeLines GP, Inc. and another TransCanada subsidiary also hold common units of TC PipeLines, LP. For more information about TC PipeLines, LP, visit the Partnership’s website at www.tcpipelineslp.com.

Media Inquiries:	Grady Semmens/Shawn Howard	403.920.7859 800.608.7859
Unitholder and Analyst Inquiries:	Rhonda Amundson	877.290.2772 investor_relations@tcpipelineslp.com